UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2012 (June 27, 2012)

T Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Texas	333-1111153	71-0919962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16000 Dallas Parkway, Suite 125, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 720-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of Shareholders of T Bancshares, Inc. (the “Company”) held on June 27, 2012, shareholders voted on the following matters:

(1)	To elect eleven nominees to serve as directors for a one year term that will expire at the 2013 annual meeting of the shareholders. Final voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stanley Allred	2,501,685	90,326	558,094
Dan Basso	2,497,685	94,326	558,094
Frankie Basso	2,485,344	106,667	558,094
David Carstens	2,501,685	90,326	558,094
Ron Denheyer	2,497,685	94,326	558,094
Patrick Howard	2,486,144	105,867	558,094
Steven Jones	2,482,035	109,976	558,094
Eric Langford	2,501,685	90,326	558,094
Charles Mapes	2,497,685	94,326	558,094
Thomas McDougal	2,497,685	94,326	558,094
Gordon Youngblood	2,497,685	94,326	558,094

(2)	To ratify the appointment of BKD, LLP as the independent auditors of the Company for the fiscal year ending December 31, 2012. Final voting results were as follows:

Votes For	3,124,319
Votes Against	20,203
Abstentions	5,583

(3)	Adoption of an Amended and Restated Certificate of Formation for T Bancshares, Inc. to incorporate changes consistent with the Texas Business Organizations Code which replaced the Texas Business Corporation Act, effective January 1, 2010. Final voting results were as follows:

Votes For	2,499,387
Votes Against	30,024
Abstentions	62,600

Proposals (1) and (2) were approved. Proposal (3), adoption of an Amended and Restated Certificate of Formation required a 66.67% affirmative vote of eligible shareholders and failed to pass as the number of votes in favor of the Proposal represented 62.14% of eligible shareholder votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T Bancshares, Inc.

Date: June 29, 2012	By:	/s/ Patrick Howard
Patrick Howard
President & Chief Executive Officer